SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

LACLEDE GAS COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-1822	43-0368139
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

720 Olive Street St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 342-0500

NONE

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Pursuant to an Underwriting Agreement dated April 21, 2004 (the “Underwriting Agreement”) between Laclede Gas Company (the “Registrant”), and Merrill, Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc., Piper Jaffray & Co., BNY Capital Markets, Inc. and Comerica Securities, Inc. (the “Underwriters”) on April 28, 2004, the Registrant sold to the Underwriters $50,000,000 aggregate principal amount of its First Mortgage Bonds, 5½% Series due May 1, 2019 and $100,000,000 aggregate principal amount of its First Mortgage Bonds, 6% Series due May 1, 2034 (collectively, the “Bonds”). The Bonds have been issued under a Mortgage and Deed of Trust, dated as of February 1, 1945, under which UMB Bank & Trust, n.a. is the present Trustee. Such Mortgage and Deed of Trust had previously been amended and supplemented and has been further supplemented by a Twenty-Seventh Supplemental Indenture and a Twenty-Eighth Supplemental Indenture relating to the Bonds, each dated as of April 15, 2004 (the “Supplemental Indentures”). The Registration Statement on Form S-3 with respect to the First Mortgage Bonds of the Registrant, including the Bonds (File No. 333-40362), was filed by the Registrant on June 29, 2000 and declared effective by the Securities and Exchange Commission on July 24, 2000. This Current Report on Form 8-K files the Underwriting Agreement, the Supplemental Indentures and the opinion as to the legality of the Bonds as Exhibits 1.01, 4.01, 4.02 and 5.01, respectively, to the Registration Statement.

Item 7.	Exhibits.

Reference is made to the information contained in the Index to Exhibits filed as part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LACLEDE GAS COMPANY (Registrant)

By:	/S/ BARRY C. COOPER

Barry C. Cooper. Chief Financial Officer

April 28, 2004

      (Date)

Index to Exhibits

Exhibit No.

1.01	Underwriting Agreement dated April 21, 2004 between the Registrant and the Underwriters relating to the Bonds.

4.01	Twenty-Seventh Supplemental Indenture dated as of April 15, 2004 to Registrant’s Mortgage and Deed of Trust, dated as of February 1, 1945.

4.02	Twenty-Eighth Supplemental Indenture dated as of April 15, 2004 to Registrant’s Mortgage and Deed of Trust, dated as of February 1, 1945.

5.01	Opinion as to legality of the Bonds.